EXHIBIT 99.1


News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902


                                                          Contact:
                                                          Robert B. Lewis
                                                          (203) 406-3160



                   SILGAN HOLDINGS DECLARES QUARTERLY DIVIDEND


STAMFORD, CT, April 27, 2005 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today that its Board of Directors has declared a quarterly cash dividend on its common stock. The Board of Directors approved a $0.20 per share quarterly cash dividend, payable on June 15, 2005 to the holders of record of common stock of the Company on June 1, 2005.

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Silgan  Holdings is a leading  North  American  manufacturer  of consumer  goods packaging products with annual net sales of $2.4 billion in 2004. Silgan operates 61 manufacturing facilities in the U.S. and Canada. In North America, the Company is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products and of metal and plastic closures for food and beverage products.

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